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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       Date of Report: February 18, 2000
             (Date of earliest event reported: February 14, 2000)


                                  PEAPOD, INC.
             (Exact name of Registrant as Specified in Its Charter)



        Delaware                          0-22557               36-4118175
(State or Other Jurisdiction         (Commission File)       (I.R.S. Employer
of Incorporation or Organization)         Number          Identification Number)


9933 Woods Drive, Skokie, Chicago, Illinois                  60077
 (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code:  (847) 583-9400


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

   On February 14, 2000, the Registrant issued a press release announcing that it had signed letters of intent under which Apollo Management L.P., The Yucaipa Companies, Pequot Capital Management, Inc. and GRP II, L.P. (collectively, the "Initial Investors") will invest an aggregate of $120 million of equity in the Registrant. On February 16, 2000, the Registrant issued an additional press release announcing that it had entered into a letter of intent with Parande, an affiliate of Groupe Rallye (together with the Initial Investors, the "Investors"), providing for it to participate in the $120 million equity financing. The letters of intent, including full term sheets, are attached hereto, as Exhibits 99.3, 99.4, 99.5, 99.6 and 99.7 (the "Letters of Intent"), and contain the principal terms of the investments and the preferred stock with the pertinent warrants being purchased. The Letters of Intent contemplate that the Investors will purchase convertible preferred stock of the Registrant with an aggregate minimum liquidation preference of $120 million and a conversion price of $8.00 per share. The Investors will acquire preferred stock with an aggregate minimum liquidation preference of $28 million after the definitive agreements are executed, and additional convertible preferred stock with an aggregate minimum liquidation preference of $92 million following receipt of shareholder and regulatory approvals. The terms of the preferred stock specify an initial annual dividend rate of 7.5% payable quarterly. At December 31, 1999, Peapod had approximately 18.2 million shares of common stock outstanding.

   As part of the transaction, each Investor will receive with respect to each share of common stock into which the preferred stock is convertible, a warrant to purchase one share of the Registrant's common stock at $8.00 per share, subject to adjustment. The Investors may exercise the warrants commencing one year after issuance, subject to earlier exercise in certain circumstances. Each Investor will be making a separate investment and its obligation to make its investment is several, not joint. The Letters of Intent also contemplate that the Registrant will increase the number of members on its board of directors from nine to 11, with the holders of the preferred stock having the right to elect up to five directors.

   The obligations contained in the Letters of Intent are subject to various closing conditions, including the negotiation and execution of definitive agreements and the satisfactory completion of due diligence.

   The Registrant intends to use the proceeds of this financing to convert and expand its presence in current markets and to develop new markets, including the establishment of a facility in Dallas, Texas.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired:
     --------------------------------------------

     Not applicable.

(b)  Pro Forma Financial Information:
     --------------------------------

     Not applicable.

(c)  Exhibits:
     ---------

     99.1  Press Release of Registrant dated February 14, 2000.

     99.2  Press Release of Registrant dated February 16, 2000.

     99.3 Letter of Intent dated February 14, 2000 between the Registrant and Apollo Management, L.P.

     99.4 Letter of Intent dated February 14, 2000 between the Registrant and The Yucaipa Companies.
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   99.5  Letter of Intent dated February 14, 2000 between the Registrant and
         Pequot Capital Management, Inc.

   99.6 Letter of Intent dated February 14, 2000 between the Registrant and GRP II, L.P.

   99.7 Letter of Intent dated February 14, 2000 between the Registrant and Parande.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PEAPOD, INC.

                                    By:  /s/  Dan Rabinowitz
                                        --------------------
                                        Dan Rabinowitz
                                        Senior Vice President and Chief
                                        Financial Officer
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                                 EXHIBIT INDEX

Exhibit
Number    Description of Exhibit
------    ----------------------

*99.1     Press Release of Registrant dated February 14, 2000.

*99.2     Press Release of Registrant dated February 16, 2000.

*99.3 Letter of Intent dated February 14, 2000 between the Registrant and Apollo Management, L.P.

*99.4 Letter of Intent dated February 14, 2000 between the Registrant and The Yucaipa Companies.

*99.5 Letter of Intent dated February 14, 2000 between the Registrant and Pequot Capital Management, Inc.

*99.6 Letter of Intent dated February 14, 2000 between the Registrant and GRP II, L.P.

*99.7     Letter of Intent dated February 14, 2000 between the Registrant and
          Parande.
_____________________

*  Filed herewith.